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                                                                   EXHIBIT 10.30

                             EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement"), dated as of June 14, 1999, is entered into by Atrieva Corporation (the "Employer") a Delaware corporation, and Michael Zukerman ("Employee").

1.  BACKGROUND

In consideration of the promises herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Employer and Employee hereby agree as follows:

2.  EMPLOYMENT

Employee shall be the Vice President of Business Development of the Atrieva Corporation as of date of approval by the Employer's Board of Directors. Employee shall at all times report to, and his business activities shall be subject to the direction and control of, the Employer's President and CEO.

3.  TERM

    This Agreement shall become effective as of the date of this Agreement and shall terminate in accordance with the provisions of paragraph 5 below.

4.  COMPENSATION

    4.1  Salary

During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, a salary of $12,500 before all legally required payroll deductions. Such salary shall be paid in substantially equal monthly installments, on monthly paydays that are consistent with the payroll schedule used for other employees of Employer.

    4.2 Performance Bonus

    In addition to the annual salary described in subparagraph 4.1 above, Employee shall be entitled to receive a quarterly bonus of up to $10,000. The Bonus will be paid subject to achievement by Employee of objectives determined and agreed upon between Employee and the Employer's President and CEO. Said objectives will be defined in writing no later than 60 days after Employee's signing of this agreement. All legally required payroll deductions shall be taken from the Employee's Performance Bonus to arrive at his net payable Performance Bonus.


CONFIDENTIAL TREATMENT                  **Confidential treatment has been
HAS BEEN REQUESTED FOR                  requested with respect to the
CERTAIN PORTIONS OF THIS                information contained within the
DOCUMENT                                "[**]" markings. Such marked portions
                                        have been omitted from this filing and
                                        have been filed separately with the
                                        Securities and Exchange Commission

    4.3 Incentive Stock Options

    In addition, the Employee shall receive Incentive Stock Options in the amount of 350,000 shares. These shares shall vest according to the 1997 Stock Option Plan vesting schedule of 25% on the first anniversary date of the date of grant, and 6.25% per quarter thereafter.

    Should there occur any "Involuntary Termination" (as defined below) within twelve (12) months following a Change in Control of the Company, then on the effective date of the Involuntary Termination, any stock option(s) held by Employee at the time of the Involuntary Termination shall, in addition to amounts already vested and/or exercisable, immediately vest and/or become exercisable according to the following schedule:

             Valuation of Company in           Additional vesting
             -----------------------           ------------------
           Change in Control Transaction
           -----------------------------

              Less than S75 Million                    None

              $75 Million or Greater,         Initial one year cliff vesting
              but less than $250 Million      waived, if then applicable, and
                                              replaced with quarterly vesting
                                              from the option commencement date,
                                              plus 4 quarters additional vesting

              Greater than $250 Million       As above, plus 2 additional
                                              quarters vesting



    (a) The term "Involuntary Termination" shall mean the termination of Employees employment with the Company:

         (i) involuntarily upon his dismissal, other than for Cause (as defined below); or

         (ii) voluntarily or involuntarily following (A) a change in Employee's position with the Company which materially reduces Employees level of responsibility, or (B) a change in Employees place of

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            employment to a county outside, of Alameda, San Francisco, or Contra
            Costa counties, provided and only if such change(s) or reduction(s)
                            ---------------------
            are effected without Employees written concurrence.

    4.4  Employee Benefits

    During the term of this Agreement, Employee will be entitled to participate in such fringe benefit programs as may be provided from time to time by Employer to its employees generally. Employee's participation in all such fringe benefit programs shall be subject to and in accordance with all applicable eligibility and other requirements of those programs, including, without limitation, the terms of any applicable employee benefits plans.

5.  TERMINATION

Employment of Employee pursuant to this Agreement may be terminated as follows:

    5.1.   By Employer

With or without Cause or for no cause (as defined in subparagraph 5.4 below), Employer may terminate the employment of Employee at any time during the term of this Agreement upon giving Notice of Termination (as defined in subparagraph 5.5 below).

    5.2.  By Employee

Employee may terminate his employment at any time, for any reason, upon giving Notice of Termination.

    5.3.   Automatic Termination

    This Agreement and Employee's employment hereunder shall terminate automatically upon the death or Total Disability of Employee. The term "Total Disability" as used herein shall mean Employee's inability to perform the essential functions of Employer's Vice President of Business Development for a period or periods aggregating 60 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by Employer's President and CEO. Employee and Employer hereby acknowledge that Employee's ability to perform the essential functions of Employer's Vice President of Business Development is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Employee's death occurs or (b) immediately upon a determination by Employer's President and CEO of Employee's Total Disability.

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    5.4.  Cause

Wherever reference is made in this Agreement to termination being with or without Cause "Cause" is limited to the occurrence of one or more of the following events:

    (a) Failure or refusal to use reasonable efforts to carry out die lawful directions of the Employer, which directions are reasonably consistent with the duties herein set forth to be performed by Employee;
    (b) Violation by Employee of a state or federal criminal law involving the commission of any crime against Employer or any felony;
    (c) Intoxication at work which impairs Employee's performance of duties; deception, fraud, misrepresentation or dishonesty by Employee; any incident materially compromising Employee's reputation or ability to represent Employer with the public; or material breach of Employee's duty of loyalty to Employer.

     5.5. Notice

The term "Notice of Termination" shall mean at least five days' written notice of termination of Employee's employment, during which period Employee's employment and performance of services will continue; provided, however, that Employer may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of his duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such five-day period expires.

6.  REPRESENTATIONS AND WARRANTIES

In order to induce Employer to enter into this Agreement, Employee represents and warrants to Employer that neither the execution nor the performance of this Agreement by Employee will violate or conflict in any way with any other agreement by which Employee may be bound, or with any other duties imposed upon Employee by corporate or other statutory or common law.

7.  NOTICE AND CURE OF BREACH

Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least ten days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the ten-day period.

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8.  FORM OF NOTICE

All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

    If to Employee:  Michael Zukerman
                     [***]
    If to Employer   Atrieva Corporation
                     600 University Street, Suite 911
                     Seattle, WA 98101
                     Fax; (206) 749-2950
    Copy to:         David F. McShea
                     Perkins Coie LLP
                     1201 Third Avenue, 40th Floor
                     Seattle, WA 98101
                     Fax: (206) 583-8500

If notice is mailed such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission it shall be effective upon receipt.

9.  ASSIGNMENT

This Agreement is personal to Employee and shall not be assignable by Employee. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

10.  WAIVERS

No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance

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shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

11.  ARBITRATION

With the exception of any claims for which the applicable law precludes a pre-dispute agreement to binding arbitration, any controversies or claims arising out of or relating to this Agreement, or to the employment relationship between Employee and Employer, shall be settled by final and binding arbitration administered by the American Arbitration Association (the "AAA") under its then-current National Rules for the Resolution of Employment Disputes. A single arbitrator shall be selected and the arbitration shall be held in the city in which Employee principally caries out his duties. The parties shall equally share the fees and expenses of the arbitrator and the administrative expenses of the AAA. Judgment upon the arbitrator's award may be entered in any court having jurisdiction.

12. AMENDMENTS IN WRITING

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.

13.  APPLICABLE LAW

This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and interpreted, construed and enforced in accordance with, the laws of the state of California, without regard to any rules governing conflicts of laws.

14.  SEVERABILITY

If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such

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invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

15.    HEADINGS

All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

16.  ENTIRE AGREEMENT

This Agreement between the parties to this Agreement and dated as of the date of this Agreement constitute the entire agreement between Employer and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the dates set forth below.

FOR EMPLOYER:                      FOR EMPLOYEE:

By: [SIGNATURE ILLEGIBLE]^^        /s/ Michael Zukerman
    --------------------------     -----------------------------
    of Atrieva Corporation         Michael Zukerman
    Its CEO
        ----------------------
Date: 6/14/99                      Date: 6/14/99
     -------------------------          ------------------------

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